                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 21, 1996

                            EXPERT SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


        33-89758                                       65-0359860
        --------                                       ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


           800 Douglas Road, Suite 750, Coral Gables, Florida 33134
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (305) 567-9990

                                Not applicable
        (Former name or former address, if changed since last report.)

ITEM 5. -- OTHER EVENT


On October 21, 1996, Expert Software, Inc. reported that it had settled litigation with David H. Goodman, the former Chairman and Chief Executive Officer of SWFTE International, Inc., wholly-owned subsidiary of Expert, and others. The original dispute involved the contingent purchase price to a certain Agreement and Plan of Merger among Expert, ES I Acquisition Corp.,
SWFTE and the Stockholders of SWFTE, dated as of October 16, 1995. The suit, as well as counterclaims filed by Expert, were settled in the Court of Chancery, New Castle County, Delaware. The results for the third quarter, ended September 1996, will include expenses of $1.9 million for the settlement, as well as legal and associated costs.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        EXPERT SOFTWARE, INC.


Dated: October 23, 1996                 By: /s/ Charles H. Murphy
                                            -----------------------------
                                                Charles H. Murphy
                                                Chief Financial Officer